UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 16, 2008, BlueLinx Holdings Inc. (the “Company”) issued a press release entitled “BlueLinx Announces Preliminary Second-Quarter Results.” The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 15, 2008, the Company’s board of directors approved a plan to exit its custom milling operations in California.  The Company is taking this action primarily based on its analysis of the impact of unfavorable market conditions on the business.  The Company expects to complete the closure of the milling operations during the third quarter of fiscal 2008.  The Company expects to incur a pre-tax charge of approximately $4 million, or an after tax charge of approximately $0.08 per diluted share, related to this action in the third quarter. Approximately $1.5 million of the total charge will require cash expenditures during the third quarter.  The $4 million charge includes approximately $1.8 million related to vacating leased properties, approximately $1.1 million related to severance and outplacement expenses, approximately $700,000 related to inventory adjustments and certain other miscellaneous expenses.

A press release announcing the exit charges is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated July 16, 2008, announcing preliminary second-quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Matthew R. Nozemack
Matthew R. Nozemack
Assistant General Counsel & Secretary

Dated: July 16, 2008

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated July 16, 2008, announcing preliminary second-quarter results.